EXHIBIT 5.1




                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Budapest
                                 (212) 310-8000                 Dallas
                              Fax: (212) 310-8007               Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
                                                                Paris
                                                                Prague
                                                                Shanghai
                                                                Silicon Valley
                                 March 21, 2008                 Singapore
                                                                Warsaw
                                                                Washington, D.C.
                                                                Wilmington

NextWave Wireless Inc.
12670 High Bluff Drive
San Diego, California 92130
Ladies and Gentlemen:


            We have acted as counsel to NextWave Wireless Inc., a Delaware corporation (the "Company") in connection with the Company's filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, in connection with the registration of 9,101,718 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), pursuant to the Registration Rights Agreement, dated May 11, 2007, among the Company and the stockholders and employees of IPWireless, Inc. ("IPWireless") listed on the signature pages thereto. The shares were issued in connection with the acquisition of IPWireless by the Company in May 2007 pursuant to the Agreement and Plan of Merger, dated as of April 6, 2007, among NextWave, IPW, LLC, a wholly owned subsidiary of NextWave ("Merger Sub") and IPWireless (the "Merger Agreement.")

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement; (iv) the Registration Rights Agreement; (v) the Merger Agreement and (vi) such corporate records, minute books, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon a certificate or comparable document of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 9,101,718 Shares being registered pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

            The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.



                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP